Exhibit 99.2

Diamond Offshore Drilling, Inc. Rig Status Report October 30, 2017 Updated information noted in bold print

RECENT COMMITMENTS (See Body of Report For Contract Details)

Ocean Apex

Ocean Patriot

	Water Depth¹		Year [3]			Contract Dayrate	Estimated	Estimated		Downtime[4]
Rig Name	(feet)	Type[2]	Built	Location	Operator	(USD)	Start Date	End Date	Status	4Q17 E	Comments
									Totals:	8

Gulf of Mexico
Ocean BlackHawk	12,000	DS 15K DP	2014	US GOM	Anadarko	495,000	late May 2014	mid Jun 2019	5-year term + unpriced option
Ocean BlackHornet	12,000	DS 15K DP	2014	US GOM	Anadarko	495,000	mid Apr 2015	mid Apr 2020	5-year term + unpriced option
Ocean BlackRhino	12,000	DS 15K DP	2014	US GOM	Hess	400,000	mid Feb 2017	mid Feb 2020	3-year term + unpriced options	4
Ocean BlackLion	12,000	DS 15K DP	2015	US GOM	Hess	400,000	mid Feb 2016	mid Feb 2020	4-year term + unpriced options
Ocean Scepter	350	JU 15K IC	2008	Mexico	Fieldwood	Undisclosed	mid Feb 2017	mid Nov 2017	1 well + 1 option well

North Sea / Mediterranean / W. Africa
Ocean Guardian	1,500	SS 15K	1985	UK			late Aug 2017	mid Feb 2018	Warm Stacked
					Decipher	Undisclosed	mid Feb 2018	mid May 2018	1 well
Ocean Patriot	3,000	SS 15K	1983	UK	Shell	400,511	late Oct 2014	late Oct 2017	3-year term
				UK	Shell	Undisclosed	early Mar 2018	mid May 2018	1 well
				UK	Apache	Undisclosed	early Jun 2018	early Jun 2020	2-year term + options
Ocean Valiant	5,500	SS 15K	1988	UK	Maersk	Undisclosed	early Nov 2016	early Feb 2018	13 Wells + priced options

Australasia
Ocean Apex	6,000	SS 15K	2014	Australia	Woodside	285,000	mid May 2016	mid Nov 2017	18-month term
				Australia	Woodside	205,000	mid Nov 2017	mid Feb 2018	3-month extension
				Australia	Woodside	Undisclosed	mid Feb 2018	early Apr 2018	1 well
Ocean Monarch	10,000	SS 15K	2008	Australia	BHP	Undisclosed	early Jun 2017	mid Nov 2017	13 Wells
				Australia	Cooper Energy	Undisclosed	early Mar 2018	late Jun 2018
				Australia	Origin Energy	Undisclosed	late Jun 2018	late Nov 2018	4 Wells
Ocean GreatWhite	10,000	SS 15K DP	2016	Malaysia	BP	Undisclosed	mid Jan 2017	mid Jan 2020	3-year term + 2 x 1-year priced options
South America
Ocean Courage	10,000	SS 15K DP	2009	Brazil	Petrobras	455,000	late Oct 2015	late Feb 2018	3-year extension	4
				Brazil	Petrobras	380,000	late Feb 2018	late Jul 2020	Term extension
Ocean Valor	10,000	SS 15K DP	2009	Brazil	Petrobras	455,000	early Jul 2016	mid Oct 2018	Pending Litigation

COLD STACKED
Ocean America	5,500	SS 15K	1988	Malaysia	—	—	—	—	Stacked
Ocean Victory	5,500	SS 15K	1997	US GOM	—	—	—	—	Stacked
Ocean Onyx	6,000	SS 15K	2014	US GOM	—	—	—	—	Stacked
Ocean Rover	8,000	SS 15K	2003	Malaysia	—	—	—	—	Stacked
Ocean Confidence	10,000	SS 15K DP	2001	Canary Islands	—	—	—	—	Stacked
Ocean Endeavor	10,000	SS 15K	2007	Italy	—	—	—	—	Stacked

Held For Sale
Ocean Nomad	1,200	SS	1975	UK
Ocean Princess	1,500	SS 15K	1975	UK
Ocean Vanguard	1,500	SS 15K	1982	UK
Ocean Alliance	5,250	SS 15K DP	1988	US GOM
Ocean Baroness	8,000	SS 15K	2002	US GOM

Please refer to accompanying disclaimer as well as Diamond Offshore’s 10-K and 10-Q filings with the SEC.	Page 1 of 3

NOTES

(1.) Water Depth refers to the rig’s rated operating water depth capability. Often, rigs are capable of drilling or have drilled in greater water depths.

(2.) Rig Type and capabilities: JU=Jack-up; SS=Semisubmersible; DS=Drillship; 15K=15,000 PSI Well-Control System; DP=Dynamically Positioned Rig; IC=Independent-Leg Cantilevered Rig.

(3.) Year Built represents when rig was built and originally placed in service or year redelivered with significant enhancements that enabled the rig to be classified within a different floater category than when originally constructed.

(4.) Downtime only includes downtime periods that as of this report date are experienced, or have been planned and estimable and/or do not necessarily reflect actual downtime experienced. Additional downtime may be experienced in the form of possible mobes for new jobs not yet contracted, possible acceptance testing at new jobs, and unplanned maintenance and repairs. Survey start times may also be accelerated or delayed for various reasons.

General Notes

Average Utilization: Assume rates of 92% for DP units, 95% for conventionally moored rigs, and 97% for jack-ups. Rig utilization rates can be adversely impacted by additional downtime due to unscheduled repairs and maintenance, and other factors.

Options should be assumed to be unpriced unless otherwise indicated.

Dayrates exclude amortized revenue related to amounts earned for certain activities, such as mobe, demobe, contract preparation, etc.

Survey Costs: During surveys, normal operating expense will be incurred, plus additional costs.

US GOM=U.S. Gulf of Mexico

Please refer to accompanying disclaimer as well as Diamond Offshore’s 10-K and 10-Q filings with the SEC.	Page 2 of 3

Diamond Offshore Drilling, Inc. Rig Status Report

Statements contained in this report that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this report are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.